EXHIBIT 10.1

Memorandum of Understanding

This "memorandum of understanding" (MOU) is between

Concept Development Inc. (hereinafter referred to as "CDI"), having its primary offices at 1881 Langley Avenue, Irvine, CA. 92614

And,

Airborne Wireless Network., having its primary offices at 4115 Guardian Street, Suite C, Simi Valley, CA. 93063 (hereinafter referred to as "ABWN")

Collectively these are referred to as "The Parties

Whereas,

CDI is a leading Design and Engineering firm, which is engaged in ", Requirements synthesis, architectural definition, product specification, digital, RF and software design, prototype development and long term support, (product lifecycle support).

And,

ABWN intends to develop a worldwide airborne Digital Superhighway, using commercial aircraft as broadband repeaters and nodes.

Therefore,

The Parties have held exploratory meetings, and both Parties have reached the conclusion that a contemplated agreement would be mutually beneficial. The Understanding of the Parties is as follows:

•	ABWN has acquired a patented technology, which it intends to commercialize

•	ABWN's philosophy is to partner with industry experts to minimize "time to market" and strengthen its market position.

•	ABWN's network could provide significantly more data-throughput than any Earth or Satellite-based system upon commercialization.

•	CDI would provide the system development and design support and initial installation kits in accordance with the mutual agreement(s) reached during our meetings.

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•	Beyond ABWN's anticipated FAA certification, ABWN and CDI agree to consider an ongoing mutually beneficial opportunity as ABWN "rolls out" its proposed global network (currently there are approximately 27,000 potential nodes or aircraft; more are expected at the time of the anticipated rollout).

•	CDI could be offered the right to purchase equity and/or options of ABWN at any of ABWN's funding stages; this would be in addition to any equity or options which may be/have been negotiated based on services provided by CDI.

Confidential disclosure:

A final agreement would supersede this MOU.

Agreed by the Parties on…..

This 8th day of August, 2016

Signed on behalf of Concept Development Inc.

/s/ James Reardon
Name:	James Reardon	Name:
Title:	CEO	Title:

Signed on behalf of Airborne Wireless Network

/s/ J Edward Daniels
Name:	J. Edward Daniels	Name:
Title:	President	Title:

Attachment(s): MOU CDI-Airborne Wireless Network

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